                               POWER OF ATTORNEY

     Know all by these presents that the undersigned hereby constitutes and appoints each of Ryan Murr and Robert Phillips, and any of their substitutes, signing singly, as the undersigned's true and lawful attorney-in-fact to:

1.     prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the
       "SEC") a Form ID, including amendments thereto, and any other document necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports require by the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2.     execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or officer of Cogent Biosciences Inc. (the
       "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the
       Securities Exchange Act of 1934 and the rules thereunder;

3.     do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
       Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority; and

4.     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
       Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-factmay approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned also ratifies hereby any action previously taken by each attorney-in-fact that would have been authorized by this power of attorney if it has been in effect at the time such action was taken.  The u ndersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934, as amended.

     This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or its subsidiaries.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of December, 2020.

                                                  /s/John L. Green
                                                  ---------------------------
                                                  John L. Green